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                                                        EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of our report dated January 24, 1997 incorporated by reference in Registration Statement File No. 333-01219, No. 33-30817, No. 33-36546, No. 33-52174, No. 33-87056, No. 33-75558, No. 333-06831, No. 333-06833, and No.
333-12295. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                           /s/ Arthur Andersen LLP

Rochester, New York
 February 9, 1998